Exhibit 10.16

AMENDMENT NO. 5 TO CREDIT AGREEMENT

This Amendment No. 5 to Credit Agreement (this “Amendment”) is entered into as of August 28, 2009, by and among West Corporation, a Delaware corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto and Wachovia Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”).

RECITALS

WHEREAS, the Borrower, the Lenders, the Administrative Agent, as successor to Lehman Commercial Paper Inc., and other agents and parties party thereto have entered into the Credit Agreement, dated as of October 24, 2006, as amended by Amendment No. 1 on February 14, 2007, as amended by Amendment No. 2 on May 11, 2007, as amended by Amendment No. 3 on May 16, 2008, as amended by Amendment No. 4 effective as of August 10, 2009 (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower desires to amend the Credit Agreement (such term and other terms used in these Recitals and not otherwise defined having the meaning set forth in Section 1 below) to extend the maturity of certain of the Term B-2 Loans and make certain other changes set forth herein;

WHEREAS, each Term B-2 Lender who executes and delivers this Amendment as a “Term B-4 Lender” has agreed to extend the maturity of all or a portion of such Term B-2 Lender’s Term B-2 Loans in accordance with the terms and subject to the conditions set forth herein; and

WHEREAS, each Lender who executes and delivers this Amendment has agreed to amend the Loan Documents to reflect the terms set forth herein, subject to the conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1. Definitions. Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

2. Amendments. The Credit Agreement is, effective as of the Effective Date, hereby amended as follows:

(a) Section 1.01 is hereby amended as follows:

(i) The following definitions shall be added in appropriate alphabetical order to read as follows:

“‘Additional Senior Secured Notes’ means senior secured notes (which notes may have the same lien priority as or junior lien priority to the Obligations) to be issued by the Borrower at any time and from time to time after the Amendment No. 5 Effective Date and any exchange notes issued in respect thereof on substantially the same terms; provided that (i) such Additional Senior Secured Notes mature no earlier than, and do not require any scheduled amortization or other scheduled payments of principal prior to, the date that is ninety one days following the latest Maturity Date in effect at the time of incurrence (it being understood that such Additional Senior Secured Notes may have mandatory prepayment, repurchase or redemptions provisions satisfying the requirement of clause (ii) hereof); (ii) such Additional Senior Secured Notes have customary covenants, events of default, guarantees, collateral and other terms (other than interest rate and redemption premiums), which, taken as a whole, are not more restrictive to the Borrower and the Subsidiaries than those in this Agreement, provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Additional Senior Secured Notes (or such shorter period as the Administrative Agent may reasonably agree), together with a reasonably detailed description of the material terms and conditions of such Additional Senior Secured Notes or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees); (iii) prior to and immediately after the incurrence of such Additional Senior Secured Notes, no Default or Event of Default shall exist; (iv) the Borrower shall be in compliance with each of the covenants set forth in Section 7.11 determined on a Pro Forma Basis as of the date of incurrence of such Additional Senior Secured Notes and the last day of the most recent Test Period, as if such Additional Senior Secured Notes had been outstanding on the last day of such fiscal quarter of the Borrower for testing compliance therewith; (v) such Additional Senior Secured Notes shall be subject to an Additional Senior Secured Notes Intercreditor Agreement; and (vi) Net Cash Proceeds from the Additional Senior Secured Notes shall be applied in accordance with Section 2.05(b)(iii). The Additional Senior Secured Notes shall be secured by the Collateral by amending or modifying the Collateral Documents (which amendments or modifications may include collateral trust arrangements pursuant to which a collateral trustee replaces or is appointed by the Administrative Agent) pursuant to amendments or modifications reasonably acceptable to the Administrative Agent.”

“‘Additional Senior Secured Notes Documentation’ means the Additional Senior Secured Notes, and all documents executed and delivered with respect to the Additional Senior Secured Notes.”

“‘Additional Senior Secured Notes Intercreditor Agreement’ means any Pari Passu Intercreditor Agreement and any Junior Priority Intercreditor Agreement.”

“‘Amendment No. 5’ means Amendment No. 5 to this Agreement, dated as of August 28, 2009, among the Borrower, the Subsidiary Borrowers and the Administrative Agent.”

“‘Amendment No. 5 Effective Date’ has the meaning specified in Amendment No. 5.”

“‘Electing Lender’ has the meaning specified in Section 2.17(f)(i).”

“‘Extended Revolving Credit Commitment’ has the meaning set forth in Section 2.17(b).”

“‘Extended Term Loan’ has the meaning set forth in Section 2.17(b).”

“‘Extending Lender’ has the meaning set forth in Section 2.17.”

“‘Extension’ has the meaning set forth in Section 2.17(a).”

“‘Extension Amendment” has the meaning set forth in Section 2.17(a).”

“‘Further Election’ has the meaning specified in Section 2.17(f)(i).”

“‘Initial New Revolving Commitment’ has the meaning set forth in Section 2.17(f)(iii).”

“‘Junior Priority Intercreditor Agreement’ means a customary intercreditor, collateral trust or other similar agreement entered into in connection with the issuance of any Additional Senior Secured Notes secured by Liens ranking junior to the Liens securing the Obligations, that provides, for terms substantially similar to those set forth on Exhibit M to this Agreement, with such changes (so long as such changes, taken as a whole, are not materially adverse to the Lenders), if any, as may be reasonably satisfactory to the Administrative Agent.”

“‘New Revolving Amount’ has the meaning specified in Section 2.17(f)(i).”

“‘New Revolving Commitment Lenders’ has the meaning specified in Section 2.17(f)(i).”

“‘New Revolving Credit Commitment’ has the meaning specified in Section 2.17(f)(i).”

“‘Non-Electing Lender’ has the meaning specified in Section 2.17(f)(i).”

“‘Pari Passu Intercreditor Agreement’ means an intercreditor, collateral trust or other similar agreement, substantially in the form of Exhibit N, entered into in connection with the issuance of any Additional Senior Secured Notes secured by Liens ranking pari passu to the Liens securing the Obligations, appropriately modified to reflect the terms of the applicable issue of Additional Senior Secured Notes and with such other changes (so long as such changes, taken as a whole, are not materially adverse to the Lenders), if any, as may be reasonably satisfactory to the Administrative Agent.”

“‘Post Effectiveness’ has the meaning specified in Section 2.17(f)(ii).”

“‘Pre-Effectiveness’ has the meaning specified in Section 2.17(f)(ii).”

“‘Pro Rata Extension Offer’ has the meaning set forth in Section 2.17.”

“‘Revolving Pro Rata Extension Offers’ has the meaning specified in Section 2.17(a).”

“‘Term B-4 Base Rate Loan’ mean a Base Rate Loan designated as such pursuant to Section 4 of Amendment No. 5.”

“‘Term B-4 Eurocurrency Rate Loan’ mean a Eurocurrency Rate Loan designated as such pursuant to Section 4 of Amendment No. 5.”

“‘Term B-4 Lender’ means, at any time, any Lender that has a Term B-4 Loan Commitment or a Term B-4 Loan at such time.”

“‘Term B-4 Loan’ means any Term B-4 Base Rate Loan or any Term B-4 Eurocurrency Rate Loan, as applicable.”

“‘Term B-4 Loan Commitment’ means, as to each Term B-4 Lender, its obligation to exchange and convert Term B-2 Loans for and into Term B-4 Loans pursuant to Section 2.17(a) in an aggregate amount not to exceed the amount set forth in such Term B-4 Lender’s Lender Addendum delivered by such Term B-4 Lender on the Amendment No. 5 Effective Date as provided in Amendment No. 5, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Term B-4 Commitments of all Term B-4 Lenders on the Amendment No. 5 Effective Date is $1,000,000,000.”

“‘Term B-4 Note’ means a promissory note of the Borrower and the Subsidiary Borrowers payable to any Term B-4 Lender or its registered assigns, in substantially the form of Annex B to Amendment No. 5, evidencing the aggregate Indebtedness of the Borrower and the Subsidiary Borrowers (which shall be allocated among them ratably in accordance with the Designated Amounts) to such Term B-4 Lender resulting from the Term B-4 Loans made or held by such Term B-4 Lender.”

“‘Term Pro Rata Extension Offers’ has the meaning specified in Section 2.17(a).”

(ii) The definition of “Applicable Rate” is hereby amended by (1) renumbering the existing clause (c) as clause (d) and (2) inserting the following as a new clause (c) thereof:

“(c) with respect to Term B-4 Loans, (i) commencing on the Amendment No. 5 Effective Date, (A) for Eurocurrency Rate Loans, 3.875% and (B) for Base Rate Loans, 2.875% and (ii) thereafter, the following percentages per annum based on the Borrower’s Corporate Family Rating from Moody’s and Issuer Credit Rating from S&P as set forth below:

Applicable Rate

Pricing Level	Rating	Eurocurrency Rate	Base Rate
1	B1 or higher by Moody’s and B+ or higher by S&P	3.625%	2.625%
2	Less than Pricing Level 1 but at least B2 by Moody’s and B by S&P	3.875%	2.875%
3	B3 or lower by Moody’s or B- or lower by S&P	4.25%	3.25%

Changes in the Applicable Rate for Term B-4 Loans resulting from changes in ratings by Moody’s or S&P shall become effective on the Business Day following the public announcement of such new rating. If one or more of such rating agencies shall not have in effect a Corporate Family Rating or an Issuer Credit Rating, as applicable (other than by reason of the circumstances referred to in the following sentence), then the rating assigned by the other rating agency shall be used to establish the Applicable Rate for the Term B-4 Loans. If the rating system of Moody’s or S&P shall change, or if either rating agency shall cease to be in the business of providing corporate ratings, the Borrower and the Administrative Agent shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the rating of such rating agency shall be determined by reference to the rating most recently in effect prior to such change or cessation. At the option of the Administrative Agent or the Required Lenders, the highest Pricing Level shall apply as of the first Business Day after an Event of Default under Section 8.01 (a) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply).”

(iii) Clause (c) of the definition of “Change of Control” is hereby amended by adding the words “, any Additional Senior Secured Notes” after the words “pertaining to the New Notes”.

(iv) The definition of “Class” is hereby amended by amending and restating in its entirety as follows:

“‘Class’ (a) when used with respect to Lenders, refers to whether such Lenders are Revolving Credit Lenders, Existing Term Lenders, Term B-2 Lenders, Incremental Term B-3 Lenders, Term B-4 Lenders, Extending Lenders with Extended Term Loans or Extended Lenders with Extended Revolving Credit Commitments, (b) when used with respect to Commitments, refers to whether such Commitments are Revolving Credit Commitments, Term B-2 Commitments, Incremental Term B-3 Commitments, Term B-4 Commitment, any commitments in respect of any Extended Term Loans or any Extended Revolving Credit Commitments and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Credit Loans, Existing Term Loans, Term B-2 Loans, Incremental Term B-3 Loans, Term B-4 Loans, Extended Term Loans or Loans in respect of Extended Revolving Credit Commitments.”

(v) The definition of “Consolidated Senior Secured Debt” is hereby amended by amending and restating in its entirety as follows:

“‘Consolidated Senior Secured Debt’ means, as of any date of determination, the outstanding principal amount, without duplication, of (a) all Indebtedness under the Facility, (b) all other Consolidated Total Debt permitted under Sections 7.03(b)(i), (e), (h), (n) and (s) and any Guarantee under Section 7.03(c) in respect of such Consolidated Total Debt, in each case, that is secured by a Lien and (c) any Additional Senior Secured Notes.”

(vi) The definition of “Designated Amount” is hereby amended by inserting after “Term B-2 Loans” in clause (a) thereof the words “and any Term B-4 Loans issued in exchange therefor, determined based on the aggregate principal amount of all Term B-2 Loans, Term B-4 Loans and any Extended Term Loans with respect to the aforementioned”

(vii) The definition of “Facility” is hereby amended by amending and restating in its entirety as follows:

“‘Facility’ means the Existing Term Loans, the Term B-2 Loans, the Incremental Term B-3 Loans, the Term B-4 Loans, any Extended Term Loans, the Revolving Credit Facility, a facility comprised of Extended Revolving Credit Commitments, the Swing Line Sublimit or the Letter of Credit Sublimit, as the context may require.”

(viii) The definition of “Lender Addendum” is hereby amended by amending and restating in its entirety as follows:

““Lender Addendum” means, with respect to any applicable Lender, (i) a Lender Addendum, substantially in the form of Exhibit K, executed and delivered by such Lender on the Closing Date as provided in Section 10.23, (ii) a Lender Addendum, substantially in the form of Annex D to Amendment No. 1, executed and delivered by such Lender on the Amendment No. 1 Effective Date as provided in Amendment No. 1, (iii) a Lender Addendum, substantially in the form of Annex B to Amendment No. 2, executed and delivered by such Lender on the Amendment No. 2 Effective Date as provided in Amendment No. 2, (iv) a Lender Addendum, substantially in the form of Annex C to Amendment No. 3, executed and delivered by such Lender on the Amendment No. 3 Effective Date as provided in Amendment No. 3 or (v) a Lender Addendum, substantially in the form of Annex A to Amendment No. 5, executed and delivered by such Lender on the Amendment No. 5 Effective Date as provided in Amendment No. 5.”

(ix) The definition of “Maturity Date” is hereby amended by amending and restating in its entirety as follows:

“‘Maturity Date’ means (a) with respect to the Revolving Credit Facility, October 24, 2012, (b) with respect to the Existing Term Loans, the Term B-2

Loans and the Incremental Term B-3 Loans, October 24, 2013 and (c) with respect to the Term B-4 Loans, July 15, 2016; provided, however, that such date with respect to the Term B-4 Loans shall automatically become July 15, 2014 if, (i) as of such date, more than $50.0 million in aggregate principal amount of the Senior Notes remains outstanding and (ii) the Senior Secured Leverage Ratio (provided that for the purpose of calculating the Senior Secured Leverage Ratio Consolidated Senior Secured Debt shall be calculated net of unrestricted cash and cash equivalents as contemplated by clause (b) of the definition of “Consolidated Total Debt”, without duplication of any amounts already deducted in arriving at such Consolidated Senior Secured Debt) as of the last day of the most recent Test Period for which financial statements have been delivered under Section 6.01(a) or (b), as applicable, is greater than 2.8 to 1.0.”

(x) The definition of “Term Commitment” is hereby amended by amending and restating in its entirety as follows:

“‘Term Commitment’ means any Term B-2 Commitment, Incremental Term Loan Commitment, Incremental Term B-3 Loan Commitment, Term B-4 Loan Commitment or any commitment in respect of Extended Term Loans.”

(xi) The definition of “Term Lender” is hereby amended by amending and restating in its entirety as follows:

“‘Term Lender’ means any Existing Term Lender, any Term B-2 Lender, any Incremental Term B-3 Lender, any Term B-4 Lender or any Extending Lender, as applicable.”

(xii) The definition of “Term Loan” is hereby amended by amending and restating in its entirety as follows:

“‘Term Loan’ means any Existing Term Loan, any Term B-2 Loan, any Incremental Term B-3 Loan, any Term B-4 Loan or any Extended Term Loan, as applicable.”

(xiii) The definition of “Term Note” is hereby amended by amending and restating in its entirety as follows:

“‘Term Note’ means any Existing Term Note, any Term B-2 Note, any Incremental Term B-3 Note or any Term B-4 Note, as applicable.”

(b) Section 2.05 is hereby amended as follows:

(i) Section 2.05(a)(i) is hereby amended by inserting the following at the end of such clause: “In the event that, on or prior to the second anniversary of the Amendment No. 5 Effective Date, there shall occur any amendment, amendment and restatement or other modification of this Agreement which reduces the Applicable Rate with respect to the Term B-4 Loans (other than the replacement of Term B-4 Loans with Extended Term Loans) or any optional prepayment or refinancing of the Term B-4 Loans (other than a refinancing in full of all of the Facilities) with proceeds of the substantially concurrent incurrence of new term loans having lower applicable rates (after giving effect to any premiums, upfront or similar fees or original issue discount paid on such new term loans) than the Applicable Rate for the Term B-4 Loans as of the Amendment No. 5

Effective Date, each such amendment, amendment and restatement, modification, prepayment or refinancing, as the case may be, shall be accompanied by a fee or prepayment premium, as applicable, equal to 1.0% of the principal amount of Term B-4 Loans outstanding on the effective date of such amendment or that are repaid or refinanced, as applicable. Notwithstanding the foregoing, the Borrower may not prepay Term B-4 Loans or any Extended Term Loans unless such prepayment is accompanied by a pro rata prepayment of Term B-2 Loans or Term Loans of the Class from which such Extended Term Loans were converted (or such Term Loans of such Class have otherwise been repaid in full); provided that for the avoidance of doubt the Borrower may prepay Term Loans other than Term B-4 Loans without a pro rata prepayment of the Term B-4 Loans, and may prepay Term Loans of another Class from which Extended Term Loans may be converted without a pro rata prepayment of such Extended Term Loans”;

(ii) Section 2.05(b)(iii) is hereby amended by inserting after “Section 7.03” the words “or issues or incurs Indebtedness in respect of Additional Senior Secured Notes pursuant to Section 7.03(v)”; and

(iii) Section 2.05(b)(v) is hereby amended by inserting after “applied” the words “in respect of prepayments pursuant to Section 2.05(b) (other than prepayments pursuant to Section 2.05(b)(iii) in respect of the issuance or incurrence of Indebtedness in respect of Additional Senior Secured Notes pursuant to Section 7.03(v)), to prepay the Term Loans pro rata across each Class, and in respect of mandatory prepayments required pursuant to Section 2.05(b)(iii) in respect of the issuance or incurrence of Indebtedness in respect of Additional Senior Secured Notes pursuant to Section 7.03(v), at the direction of the Borrower either (A) first to prepay the Term Loans with the earliest Maturity Date pro rata across all such Term Loans having such identical Maturity Date, and thereafter to prepay the remaining Term Loans pro rata across each Class of such Term Loans or (B) to prepay the Term Loans pro rata across each Class, in each case, applied”.

(c) Section 2.07(a) is hereby amended by (i) inserting after each instance of “Term B-2 Loans” the words “and Term B-4 Loans (or related predecessor Loans)” and (ii) inserting “applicable” prior to each instance of “Term Loans”.

(d) Section 2.14(a) is hereby amended by inserting “(other than, for the avoidance of doubt those established in respect of Extended Term Loans or Extended Revolving Credit Commitments pursuant to Section 2.17)” following “Increases” in the last sentence of such Section.

(e) Article II is hereby amended by inserting the following new Section 2.17 at the end thereof:

“Section 2.17 Extension Offers.

(a) Pursuant to one or more offers made from time to time by the Borrower to all Term Lenders holding Term Loans of a specified Class(es) with notice to the Administrative Agent, on a pro rata basis (based on the aggregate outstanding Term Loans) and on the same terms (‘Term Pro Rata Extension Offers’), the Borrower is hereby permitted to consummate transactions with individual Term Lenders from time to time to extend the maturity date of such Lender’s Term Loans and to otherwise modify the terms of such Lender’s Term Loans pursuant to the terms of the relevant Term Pro Rata Extension Offer (including without limitation increasing the interest rate or fees payable in respect of such Lender’s Term Loans and/or modifying the amortization schedule in respect of such Lender’s Term Loans). Pursuant to one or more offers made from time to time by the Borrower to all Revolving Credit Lenders with notice to the Administrative Agent, on a pro rata basis (based on the aggregate outstanding Revolving Credit Commitments) and on the same terms (‘Revolving Pro Rata Extension Offers’ and, together with Term Pro Rata Extension Offers, ‘Pro Rata Extension Offers’), the Borrower is hereby permitted to consummate transactions with individual Revolving Credit Lenders from time to time to extend the maturity date of such Lender’s Revolving Credit Commitments and to otherwise modify the terms of such Lender’s Revolving Credit Commitments pursuant to the terms of the relevant Revolving Pro Rata Extension Offer (including without limitation increasing the interest rate or fees payable in respect of such Lender’s Revolving Credit Commitments). For the avoidance of doubt, the reference to “on the same terms” in the preceding sentences shall mean, (i) when comparing Term Pro Rata Extension Offers, that the Term Loans are offered to be extended for the same amount of time and that the interest rate changes and fees payable in respect thereto are the same and (ii) when comparing Revolving Pro Rata Extension Offers, that the Revolving Credit Commitments are offered to be extended for the same amount of time and that the interest rate changes and fees payable in respect thereto are the same. Any such extension (an ‘Extension’) agreed to between the Borrower and any such Lender (an ‘Extending Lender’) will be established under this Agreement pursuant to an amendment (an ‘Extension Amendment’) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Extending Lender and the Administrative Agent (which Extension Amendment, for the avoidance of doubt, shall not require the consent of any other Lender).

(b) Each Extension Amendment shall specify the terms of the applicable extended Term Loan (any such extended Term Loan, an ‘Extended Term Loan’) and/or extended Revolving Credit Commitment (any such extended Revolving Credit Commitment, an “Extended Revolving Credit Commitment”); provided that (i) except as to interest rates, fees, amortization, final maturity date, subordinated collateral arrangements, if any, and subordinated voluntary and mandatory prepayment arrangements, if any (which shall be determined by the Borrower and set forth in the Pro Rata Extension Offer), the Extended Term Loans shall have (x) the same terms as the Term B-4 Loans, or (y) such other terms as shall be reasonably satisfactory to the Administrative Agent and (ii) except as to interest rates, fees, final maturity, subordinated collateral arrangements, if any, and subordinated voluntary and mandatory prepayment arrangements, if any, any Extended Revolving Credit Commitment shall be a Revolving Credit Commitment with the same terms as the Revolving Credit Loans; provided, however, that (A) the interest rate margins for any (1) Extended Term Loan, shall not be greater than the highest interest rate margins that may, under any circumstances, be payable with respect to Term B-4 Loans or any other Extended Term Loans, plus in each case 25 basis points (and the interest rate margins applicable to the Term B-4 Loans or any other Extended Term Loans, as applicable, shall be increased to the extent necessary to achieve the foregoing) and (2) any Extended Revolving Credit Commitment, shall not be greater than the highest interest rate margins that may, under any circumstances, be payable with respect to any previously issued Extended Revolving Credit Commitment plus in each case 25 basis points (and the interest rate margins applicable to any other Extended Revolving Credit Commitment, shall be increased to the extent necessary to achieve the foregoing) and (B) solely for purposes of the foregoing clause (A), the interest rate margins applicable to any Extended Term Loan or Extended Revolving Credit Commitment shall be deemed to (1) include all upfront or similar fees or original issue discount payable generally to Lenders providing such Extended Term Loans or Extended Revolving Credit Commitments based on an assumed four-year life to maturity or any minimum Eurocurrency Rate and (2) exclude customary consent fees payable to Lenders and arrangement fees payable to arrangers in connection with such Pro Rata Extension Offer.

(c) Upon the effectiveness of any such Extension, the applicable Extending Lender’s Term Loan will be automatically designated an Extended Term Loan and/or such Extending Lender’s Revolving Credit Commitment will be automatically designated an Extended Revolving Credit Commitment. For the avoidance of doubt, the commitments and obligations of any Swing Line Lender or L/C Issuer can only be extended pursuant to an Extension or otherwise with such Person’s consent.

(d) Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including without limitation this Section 2.17), (i) no Extended Term Loan or Extended Revolving Credit Commitment is required to be in any minimum amount or any minimum increment; provided that the aggregate amount of (A) Extended Term Loans for any new Class of Term Loans made in connection with any Pro Rata Extension Offer shall be at least $50,000,000 and (B) Extended Revolving Commitment for any new Class of Revolving Credit Commitments made in connection with any Pro Rata Extension Offer shall be at least $25,000,000, (ii) any Extending Lender may extend all or any portion of its Term Loans and/or Revolving Credit Commitment pursuant to one or more Pro Rata Extension Offers (subject to applicable proration in the case of over participation) (including the extension of any Extended Term Loan and/or Extended Revolving Credit Commitment) and (iii) there shall be no condition to any Extension of any Loan or Revolving Credit Commitment at any time or from time to time other than notice to the Administrative Agent of such Extension and the terms of the Extended Term Loan or Extended Revolving Credit Commitment implemented thereby.

(e) Each extension shall be consummated pursuant to procedures set forth in the associated Pro Rata Extension Offer; provided that the Borrowers shall cooperate with the Administrative Agent prior to making any Pro Rata Extension Offer to establish reasonable procedures with respect to mechanical provisions relating to such Extension, including, without limitation, timing, rounding and other adjustments.

(f) (i) Notwithstanding the foregoing, from time to time after the Amendment Effective Date, upon notice by the Borrower to the Administrative Agent, banks or other financial institutions (“New Revolving Commitment Lenders”), which may or may not be existing Lenders, may elect to provide a new Revolving Credit Commitment (a “New Revolving Credit Commitment”) hereunder; provided that, to the extent such banks or other financial institutions are not existing Lenders, such banks or institutions shall be reasonably acceptable to the Administrative Agent, Swing Line Lender and L/C Issuer. Such New Revolving Credit Commitment will be in an amount (the “New Revolving Amount”) and have the terms specified in the notice to the Administrative Agent; provided that except as to interest rates, fees, final maturity, subordinated collateral arrangements, if any, and subordinated voluntary and mandatory prepayment arrangements, if any (and subject to clause (f)(iii) below), any New Revolving Credit Commitment shall be a Revolving Credit Commitment with the same terms as the Revolving Credit Loans. Upon receipt of a New Revolving Credit Commitment, the Borrower shall make a Pro Rata Extension Offer to all existing Revolving Credit Lenders to extend the maturity date of their Revolving Credit Commitments on the same terms as the New Revolving Credit Commitment (each Revolving Credit Lender that accepts such Pro Rata Extension Offer, an “Electing Lender”, and each existing Revolving Credit Lender that is not an Electing Lender, a “Non-Electing Lender”). Following such election (i)

the Revolving Credit Commitments of all existing Revolving Credit Lenders will be permanently reduced by an aggregate amount equal to the New Revolving Amount in the manner specified by Section 2.06(c) and (ii) the New Revolving Credit Commitment of the New Revolving Commitment Lenders will become effective and the aggregate Revolving Credit Commitment shall be increased by the New Revolving Amount. In connection with the foregoing, each Electing Lender may further elect with the consent of the Borrower (a “Further Election”) to provide a New Revolving Credit Commitment hereunder in an amount such that after giving effect to all New Revolving Credit Commitments, the amount of such Electing Lender’s Revolving Credit Commitment will equal the amount of such Electing Lender’s Revolving Credit Commitment prior to any such reduction. In the event any Electing Lender has made a Further Election, the reduction of all Revolving Credit Commitments contemplated by the second preceding sentence will instead be made in an aggregate amount to reflect the New Revolving Amount of the New Revolving Commitment Lenders and the new commitments of all Electing Lenders making a Further Election. Subject to the foregoing, the New Revolving Credit Commitments of the New Revolving Commitment Lenders and the new commitments of all Electing Lenders making a Further Election will otherwise be incorporated as Revolving Credit Commitments hereunder in the same manner in which Extended Revolving Credit Commitments are incorporated hereunder pursuant to this Section 2.17, including without limitation for purposes of Section 2.17(e).

(ii) For the avoidance of doubt, after giving effect to such New Revolving Credit Commitments (“Post Effectiveness”), (1) the aggregate amount of Revolving Credit Commitments of all Classes derived from each Class in effect prior to such New Revolving Credit Commitments will be the same as the aggregate amount of Revolving Credit Commitments of each Class in effect prior to giving effect to such New Revolving Credit Commitments (“Pre-Effectiveness”), (2) the Revolving Credit Lenders that are Non-Electing Lenders will have Revolving Credit Commitments with the same terms as the Revolving Credit Commitment in effect Pre-Effectiveness, (3) the Revolving Credit Lenders that are Electing Lenders will have Revolving Credit Commitments with the same terms as the New Revolving Credit Commitment, (4) each Revolving Credit Lender that is an Electing Lender that has made a Further Election will have an aggregate amount of Revolving Credit Commitments equal to the amount of Revolving Credit Commitments it had Pre-Effectiveness and (5) the New Revolving Commitment Lender will have a Revolving Credit Commitment on the terms of the New Revolving Credit Commitment in an aggregate amount equal to the New Revolving Amount.

(iii) With respect to any New Revolving Credit Commitment established after the Amendment Effective Date, other than the initial New Revolving Credit Commitment established after the Amendment Effective Date (the “Initial New Revolving Commitment”), (A) the interest rate margins for any New Revolving Credit Commitment shall not be greater than the highest interest rate margins that may, under any circumstances, be payable with respect to any New Revolving Commitment plus 25 basis points (and the interest rate margins applicable to any New Revolving Credit Commitment shall be increased to the extent necessary to achieve the foregoing), (B) solely for purposes of the foregoing clause (A), the interest rate margins applicable to any New Revolving Credit Commitment shall be deemed to (1) include all upfront or similar fees or original issue discount payable generally to Lenders providing such New Revolving Credit Commitments based on an assumed four-year life to maturity or any minimum Eurocurrency Rate and (2) exclude customary consent fees payable to Lenders and arrangement fees payable to arrangers in connection with such New Revolving Commitments.”

(f) Section 7.01 is hereby amended as follows:

(i) Section 7.01(y) is hereby amended by deleting “and” at the end thereof;

(ii) Section 7.01(z) is hereby amended by replacing the period with “; and”; and

(iii) Section 7.01 is hereby amended by inserting the following new clause (aa) at the end thereof:

“(aa) Liens securing Additional Senior Secured Notes, provided if the Liens on the Collateral securing such Additional Senior Secured Notes (i) are or intended to be junior in priority to the Liens on the Collateral securing the Obligations, then such Liens shall be subject to a Junior Priority Intercreditor Agreement and (ii) are pari passu to Liens on the Collateral securing the Obligations, then such Liens shall be subject to a Pari Passu Intercreditor Agreement.”.

(g) Section 7.03(v) is hereby amended and restated in its entirety to read as follows:

“Indebtedness in respect of the (i) New Notes and (ii) Additional Senior Secured Notes and any Permitted Refinancing of the foregoing; provided that not less than 100% of the Net Cash Proceeds of the issuance of the Additional Senior Secured Notes shall be used to prepay the Term Loans at par (which prepayment shall be applied to repayments of the Term Loans required pursuant to Section 2.07(a) in the manner as directed by the Borrower).”.

(h) Section 7.08(n) is hereby amended by inserting after “the New Notes Documentation” the words “and the Additional Senior Secured Notes Documentation”.

(i) Section 7.09 is hereby amended by deleting “and” before clause (xi) and inserting at the end of the first sentence the words “, and (xii) are in the Additional Senior Secured Notes Documentation”.

(j) Section 7.11 is hereby amended as follows:

(i) Section 7.11(a) is hereby amended by inserting the following at the end of such Section: “and for each Test Period thereafter 3.75:1.”; and

(ii) Section 7.11(b) is hereby amended by inserting the following at the end of such Section: “and for each Test Period thereafter 2.50:1.”.

(k) Section 9.11 is hereby amended as follows:

(i) Section 9.11(a) is hereby amended by deleting “or” before clause (iv) and inserting at the end of such Section the words “or (v) upon the terms of the Collateral Documents or the Additional Senior Secured Notes Intercreditor Agreement or any other intercreditor agreement entered into pursuant hereto”;

(ii) Section 9.11(b) is hereby amended by deleting “and” at the end thereof;

(iii) Section 9.11(c) is hereby amended by replacing the period with “; and”; and

(iv) Section 9.11 is hereby amended by inserting the following new clause (d) after clause (c):

(v) “(d) that the Administrative Agent is authorized to enter into the following in connection with the Additional Senior Secured Notes and, if applicable, any Extended Term Loan or Extended Revolving Credit Commitment: (i) amendments to the Collateral Documents that the Administrative Agent deems reasonable; (ii) any Pari Passu Intercreditor Agreement; (iii) any Junior Priority Intercreditor Agreement; and (iv) any other intercreditor agreement it deems reasonable, provided that any such intercreditor agreement contemplated by this clause (iv) shall be posted to the Lenders three Business Days before execution thereof and, if the Required Lenders shall not have objected to such intercreditor agreement, then the Required Lenders shall be deemed to agree that the Administrative Agent entry into such intercreditor agreement is reasonable and to have consented to such intercreditor agreement and the Administrative Agent’s execution thereof.”

(l) Article X is hereby amended by inserting the following new Section 10.24 at the end thereof:

“Section 10.24 Subject to Intercreditor Agreement.

Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Administrative Agent pursuant to the Collateral Documents are expressly subject to any Additional Senior Secured Notes Intercreditor Agreement and any other intercreditor agreement entered into pursuant hereto and (ii) the exercise of any right or remedy by the Administrative Agent hereunder or under any Additional Senior Secured Notes Intercreditor Agreement and any other intercreditor agreement entered into pursuant hereto is subject to the limitations and provisions of the Additional Senior Secured Notes Intercreditor Agreement and such other intercreditor agreement entered into pursuant hereto. In the event of any conflict between the terms of the Additional Senior Secured Notes Intercreditor Agreement or any other such intercreditor and terms of this Agreement, the terms of the Additional Senior Secured Notes Intercreditor Agreement or such other intercreditor agreement, as applicable, shall govern.”

3. Representations and Warranties. Each Loan Party hereby represents and warrants that (i) it is legally authorized to enter into and has duly executed and delivered this Agreement, (ii) no Default or Event of Default has occurred and is continuing, and (iii) the representations and warranties set forth in Article V (Representations and Warranties) of the Credit Agreement and in the Collateral Documents and other Loan Documents, are true and correct in all material respects on and as of the Effective Date with the same effect as though made on and as of the Closing Date (as defined in the Credit Agreement), except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

4. Conditions Precedent to Effectiveness. The amendments set forth in clause 2 hereof shall become effective immediately upon the date (the “Effective Date”) when each of the following conditions shall first have been satisfied:

(a) Each of the parties hereto (which shall include the Required Lenders and each Electing Term Lender as provided in clause (b) of this Section 4) shall have executed and delivered this Amendment;

(b) All Term B-2 Lenders may elect (the “Electing Term Lenders”) to become Term B-4 Lenders and holders of Term B-4 Loans subject to all of the rights, obligations and conditions thereto under the Credit Agreement, as amended hereto, by executing the appropriate signature page in accordance with clause 5 hereof and delivering to the Administrative Agent such signature page (the “Term B-4 Loan Notice”) stating the amount of either (i) their Base Rate Loan (as defined under the Credit Agreement) outstanding that such Term Lender would like to extend and reclassify to a Term B-4 Base Rate Loan or (ii) their Eurocurrency Rate Loan (as defined under the Credit Agreement) outstanding that such Term Lender would like to extend and reclassify to a Term B-4 Eurocurrency Rate Loan, as applicable immediately prior to the effectiveness of the Credit Agreement, as amended hereto (the “Proposed Term B-4 Loan Amount”); provided that the aggregate amount of all Term Loans that may be reclassified as Term B-4 Loans in accordance with this clause 4(b) shall not exceed $1,000,000,000 (the “Extended Term Loan Cap”). In the event that the Electing Term Lenders collectively submit Term B-4 Loan Notices prior to the Consent Deadline indicating that the aggregate Proposed Term B-4 Loan Amount would exceed the Extended Term Loan Cap, such Electing Term Lenders shall be deemed to have extended and reclassified their Term B-2 Loans for either Term B-4 Base Rate Loans or Term B-4 Eurocurrency Rate Loans, as applicable, in an amount obtained by multiplying each such Electing Term Lender’s individual Proposed Term B-4 Loan Amount as set forth on such Electing Term Lender’s signature page to this Amendment as of the Consent Deadline (as defined below) by the quotient obtained by dividing the Extended Term Loan Cap by the aggregate Proposed Term B-4 Loan Amount of all Lenders obtained prior to the Consent Deadline, with rounding adjustments with respect to the amount to be allocated to each such Electing Term Lender as the Administrative Agent may determine in its discretion.

(c) Each Term Lender executing this Amendment as a “Term B-4 Lender” shall have received, if requested by it, one or more replacement Notes payable to the order of such Term B-4 Lender duly executed by the Borrower in substantially the form of Annex B to Amendment No. 5, as amended hereto, as the case may be, evidencing such Term Lenders’ Term B-4 Loans, as extended; provided that such Term B-4 Lender shall have returned to the Borrower any Note held by it prior to the Effective Date.

(d) The Borrower shall have paid all reasonable fees and out-of-pocket expenses (including the reasonable legal fees and expenses of Cahill Gordon & Reindel LLP) incurred by the Administrative Agent, Deutsche Bank Securities Inc., Wells Fargo Securities, LLC and Banc of America Securities LLC in connection with the preparation, negotiation and execution of this Amendment or otherwise required to be paid in connection with this Amendment, to the extent invoiced at least one Business Day prior to the date hereof.

(e) The Administrative Agent shall have received such opinions as may reasonably be requested by it, including an opinion of Ropes & Gray LLP, New York counsel to the Loan Parties, each dated as of the Effective Date and reasonably satisfactory to the Administrative Agent.

(f) The Administrative Agent shall have received a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property;

(g) The Administrative Agent shall have received from the Borrower a consent fee payable in Dollars for the account of each Lender (other than a Defaulting Lender) that has returned an executed signature page to this Amendment to the Administrative Agent at or prior to 5:00 p.m., New York City time on August 18, 2009 (the “Consent Deadline” and each such

Lender, a “Consenting Lender”) equal to 0.05% of the sum of (x) the aggregate principal amount of Term Loans, if any, held by such Consenting Lender as of the Consent Deadline with respect to which a consent was delivered and (y) the aggregate amount of the Revolving Credit Commitment, if any, of such Consenting Lender as of the Consent Deadline with respect to which a consent was delivered.

(h) The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower, certifying the conditions precedent set forth in Sections 4.02(a) and (b) of the Credit Agreement shall have been satisfied on and as of the Effective Date.

5. Effect of Amendment.

(a) Subject to Section 8 hereof, on and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as modified by this Amendment.

(b) The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this Amendment.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. On and after the effectiveness of this Amendment, this Amendment shall for all purposes constitute a Loan Document.

(d) On the Effective Date: if the aggregate Proposed Term B-4 Loan Amount for all Electing Term Lenders is less than or equal to the Extended Term Loan Cap, (A) each Term B-2 Lender that has executed and delivered a counterpart to this Amendment as a “Term B-4 Base Rate Lender” (each, a “Term B-4 Base Rate Lender”) and has designated on its signature page an aggregate principal amount of its Term B-2 Loan to be treated as a “Term B-4 Base Rate Loan” (a “Term B-4 Base Rate Loan”) shall have its Term B-2 Loan automatically reclassified as a Term B-4 Base Rate Loan for the purpose of the Credit Agreement, as amended hereto, in an aggregate principal amount equal to its Proposed Term B-4 Loan Amount; and (B) each Term B-2 Lender that has executed and delivered a counterpart to this Amendment as a “Term B-4 Eurocurrency Rate Lender” (each, a “Term B-4 Eurocurrency Rate Lender”) and has designated on its signature page an aggregate principal amount of its Term B-2 Loan to be treated as a “Term B-4 Eurocurrency Rate Loan” (a “Term B-4 Eurocurrency Rate Loan”) shall have its Term B-2 Loan automatically reclassified as a Term B-4 Eurocurrency Rate Loan for the purpose of the Credit Agreement, as amended hereto, in an aggregate principal amount equal to its Proposed Term B-4 Loan Amount; provided if the aggregate Proposed Term B-4 Loan Amount for all Electing Term Lenders is greater than the Extended Term Loan Cap, such amount of Term B-4 Loans will be allocated to the Electing Term Lenders in accordance with clause 4(b) hereof.

6. Post-Effective Provisions. Each Loan Party covenants that it shall deliver to the Administrative Agent or Collateral Agent, as applicable:

(a) With respect to each Mortgage encumbering Mortgaged Property, an amendment thereof (each a “Mortgage Amendment”) duly executed and acknowledged by the applicable Loan Party, and in form for recording in the recording office where each such Mortgage was recorded, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof under applicable law, in each case in form and substance reasonably satisfactory to the Collateral Agent;

(b) With respect to each Mortgage Amendment, a copy of the existing mortgage title insurance policy and an endorsement with respect thereto (collectively, the “Mortgage Policy”) relating to the Mortgage encumbering such Mortgaged Property assuring the Collateral Agent that the Mortgage, as amended by the Mortgage Amendment, is a valid and enforceable first priority lien on such Mortgaged Property in favor of the Collateral Agent for the benefit of the Secured Parties free and clear of all Liens except as expressly permitted by Section 7.01 of the Credit Agreement or by the Collateral Agent, and such Mortgage Policy shall otherwise be in form and substance reasonably satisfactory to the Collateral Agent;

(c) With respect to each Mortgage Amendment, opinions of local counsel to the Loan Parties, which opinions (a) shall be addressed to each Agent and each of the Lenders, (b) shall cover the due authorization, execution, delivery and enforceability of the Mortgage Amendment and such other matters incident to the transactions contemplated herein as the Agents may reasonably request and (c) shall be in form and substance reasonably satisfactory to the Agents;

(d) With respect to each Mortgaged Property, such customary and reasonable affidavits, certificates, information and instruments of indemnification as shall be required to induce applicable title insurance company to issue the Mortgage Policies contemplated in subparagraph (b) of this Section 6;

(e) Evidence reasonably acceptable to the Collateral Agent of payment by the appropriate Loan Party or Subsidiary thereof of all applicable title insurance premiums, search and examination charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgage Amendments and issuance of the Mortgage Policies referred to in subparagraph (b) of this Section 6.

The applicable Loan Parties shall deliver or cause to be delivered each of the documents and instruments required pursuant to this Section 6 within thirty (30) days after the Effective Date, unless extended by the Administrative Agent in its sole discretion.

7. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the successors and permitted assigns of the Existing Agent, the Lenders, the Secured Parties and the Borrower.

8. Limitation. Each party hereto hereby agrees that this Amendment is not inconsistent with the terms of the Credit Agreement.

9. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall be one and the same instrument.

10. Headings. The paragraph headings used in this Amendment are for convenience only and shall not affect the interpretation of any of the provisions hereof.

11. Interpretation. This Amendment is a Loan Document for the purposes of the Credit Agreement.

12. Confirmation of Guaranties. By signing this Agreement, each Guarantor hereby confirms that (i) the obligations of the Loan Parties under the Credit Agreement as modified hereby and the other Loan Documents (x) are entitled to the benefits of the guarantees set forth in the Guaranty and (y) constitute Obligations, and (ii) notwithstanding the effectiveness of the terms hereof, the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

13. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:	/s/ Mark B. Felker
Name:	Mark B. Felker
Title:	Managing Director

[SIGNATURE PAGE TO AMENDMENT NO. 5 (WEST)]

By executing this signature page:

(i) as an existing Term Lender that is an Extending Lender (any such Lender, an “Extending Term Lender”), the undersigned institution agrees (A) to the terms of the Amendment and (B) on the terms and subject to the conditions set forth in the Amendment and the Credit Agreement as amended by Amendment No. 5, to extend and reclassify its Term B-2 Loans into Term B-4 Loans in the amounts reflected,

(ii) as a Revolving Credit Lender, the undersigned institution agrees to the terms of the Amendment, and

(iii) as an existing Term Lender that is not an Extending Lender (any such Lender, a “Non-Extending Term Lender”), the undersigned institution agrees to the terms of the Amendment and the Credit Agreement as amended by Amendment No. 5, but not to extend and reclassify its Term B-2 Loans into Term B-4 Loans

Name of Lender:____________________________________________________________________

Executing as an Extending Term Lender:

by
Name:
Title:

For any Institution requiring a second signature line:

by
Name:
Title:

Tranche		Loans
Credit Agreement Reference	CUSIP	Existing Amount	Extended Amount
Term B-2 Loans	95235LAF7	_________________	_______________

Executing as a Non-Extending Term Lender:	Executing as a Revolving Credit Lender:

by	by
Name:	Name:
Title:	Title:

For any Institution requiring a second signature line:	For any Institution requiring a second signature line:

by	by
Name:	Name:
Title:	Title:

[SIGNATURE PAGE TO AMENDMENT NO. 5 (WEST)]

WEST CORPORATION, as Borrower

By:	/s/ Paul M. Mendlik
Name:	Paul M. Mendlik
Title:	Chief Financial Officer and Treasurer

[SIGNATURE PAGE TO AMENDMENT NO. 5 (WEST)]

COSMOSIS CORPORATION
INTERCALL, INC.
INTRADO COMMUNICATIONS INC. INTRADO COMMUNICATIONS OF VIRGINIA INC.
INTRADO INC. INTRADO INFORMATION SYSTEMS HOLDINGS, INC.
INTRADO COMMAND SYSTEMS, INC. GEO911, INC.
POSITRON PUBLIC SAFETY SYSTEMS CORP.
MASYS CORPORATION
NORTHERN CONTACT, INC.
TELEVOX SOFTWARE, INCORPORATED
WEST ASSET MANAGEMENT, INC.
WEST DIRECT II, INC.
WEST INTERACTIVE CORPORATION
WEST INTERNATIONAL CORPORATION
WEST NOTIFICATIONS GROUP, INC.
WEST RECEIVABLE SERVICES, INC.,
as Guarantors

By:	/s/ Paul M. Mendlik
Name:	Paul M. Mendlik
Title:	Chief Financial Officer and Treasurer

WEST BUSINESS SERVICES, LLC
WEST DIRECT, LLC
WEST FACILITIES, LLC
WEST AT HOME, LLC
WEST CUSTOMER MANAGEMENT GROUP, LLC,
as Guarantors

By:	/s/ Paul M. Mendlik
Name:	Paul M. Mendlik
Title:	Chief Financial Officer and Treasurer

ASSET DIRECT MORTGAGE, LLC,
as a Guarantor

By:	/s/ Paul M. Mendlik
Name:	Paul M. Mendlik
Title:	Manager

[SIGNATURE PAGE TO AMENDMENT NO. 5 (WEST)]

INTERCALL TELECOM VENTURES, LLC,
as a Guarantor

By: InterCall, Inc., its sole member

By:	/s/ Paul M. Mendlik
Name:	Paul M. Mendlik
Title:	Chief Financial Officer and Treasurer

BUYDEBTCO, LLC
THE DEBT DEPOT, LLC
WEST ASSET PURCHASING, LLC,
as a Guarantor

By: West Receivable Services, Inc.

By:	/s/ Paul M. Mendlik
Name:	Paul M. Mendlik
Title:	Chief Financial Officer and Treasurer

INTRADO INTERNATIONAL, LLC,
as a Guarantor

By:	/s/ Paul M. Mendlik
Name:	Paul M. Mendlik
Title:	Chief Financial Officer and Treasurer

STARGATE MANAGEMENT LLC,
as a Guarantor

By:	/s/ Paul M. Mendlik
Name:	Paul M. Mendlik
Title:	Chief Financial Officer and Treasurer

[SIGNATURE PAGE TO AMENDMENT NO. 5 (WEST)]

ANNEX A

LENDER ADDENDUM

Reference is made to the Credit Agreement dated as of October 24, 2006, as amended by Amendment No. 1 on February 14, 2007, as amended by Amendment No. 2 on May 11, 2007, as amended by Amendment No. 3 on May 16, 2008, as amended by Amendment No. 4 effective as of August 10, 2009 and as amended by Amendment No. 5 on August 28, 2009 (as further amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among West Corporation (the “Borrower”), each Lender from time to time party thereto, Wachovia Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”) and Swing Line Lender, Deutsche Bank Securities Inc. and Bank of America, N.A., as Syndication Agents, and Wachovia Bank, National Association and General Electric Capital Corporation, as Co-Documentation Agents. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Upon execution and delivery of this Lender Addendum by the parties hereto and effective as of the Amendment No. 5 Effective Date, the undersigned hereby becomes a Term B-4 Lender thereunder having Term B-4 Loan Commitments of $                    .

THIS LENDER ADDENDUM SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

This Lender Addendum may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page hereof by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

The undersigned’s address for notices pursuant to the Credit Agreement is as follows:

Name of Term B-4 Lender:
Notice Address:

Attention:
Telephone:
Facsimile:

A-1

IN WITNESS WHEREOF, the parties hereto have caused this Lender Addendum to be duly executed and delivered by their proper and duly authorized officers as of this              day of         , 2009.

[NAME OF LENDER]

By:
Name:
Title:

Accepted and agreed:

WEST CORPORATION, as Borrower

By:
Name:
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

A-2

ANNEX B

FORM OF TERM B-4 NOTE

LENDER: [•]

PRINCIPAL AMOUNT: $[•]

New York, New York

[            ], 20[    ]

FOR VALUE RECEIVED, each of the undersigned, WEST CORPORATION, a Delaware corporation (the “Borrower”), and the Subsidiary Borrowers listed on the signature pages hereto (the “Subsidiary Borrowers”), hereby promises, jointly and severally, to pay to the Lender set forth above (the “Lender”) or its registered assigns, in lawful money of the United States of America in immediately available funds at the Administrative Agent’s Office (such term, and each other capitalized term used but not defined herein, having the meaning assigned to it in the Credit Agreement dated as of October 24, 2006, as amended by Amendment No. 1 on February 14, 2007, as amended by Amendment No. 2 on May 11, 2007, as amended by Amendment No. 3 on May 16, 2008, as amended by Amendment No. 4 effective as of August 10, 2009 and as amended by Amendment No. 5 on August 28, 2009 (as the same may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, each Lender from time to time party thereto, Wachovia Bank, National Association, as Administrative Agent and Swing Line Lender, Deutsche Bank Securities Inc. and Bank of America, N.A., as Syndication Agents, and Wachovia Bank, National Association and General Electric Capital Corporation, as Co-Documentation Agents) (i) on the dates set forth in the Credit Agreement, the principal amounts set forth in the Credit Agreement with respect to Term B-4 Loans made by the Lender to the Borrower and the Subsidiary Borrowers pursuant to the Credit Agreement (which shall be allocated among them ratably in accordance with the Designated Amounts (as defined in the Credit Agreement)) and (ii) on each Interest Payment Date, interest at the rate or rates per annum as provided in the Credit Agreement on the unpaid principal amount of all Term B-4 Loans made by the Lender to the Borrower and the Subsidiary Borrowers pursuant to the Credit Agreement.

Each of the Borrower and the Subsidiary Borrowers promises, jointly and severally, to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in the Credit Agreement.

Each of the Borrower and the Subsidiary Borrowers hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All borrowings evidenced by this note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower and the Subsidiary Borrowers under this note.

This note is one of the Term B-4 Notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

WEST CORPORATION

By:
Name:
Title:

WEST NOTIFICATIONS GROUP, INC.

By:
Name:
Title:

WEST DIRECT II, INC.

By:
Name:
Title:

INTERCALL, INC.

By:
Name:
Title:

INTRADO INC.

By:
Name:
Title:

TELEVOX SOFTWARE, INCORPORATED

By:
Name:
Title:

WEST DIRECT, LLC

By:
Name:
Title:

WEST INTERACTIVE CORPORATION

By:
Name:
Title:

WEST BUSINESS SERVICES, LLC

By:
Name:
Title:

WEST CUSTOMER MANAGEMENT GROUP, LLC

By:
Name:
Title:

LOANS AND PAYMENTS

Date	Amount of Loan	Maturity Date	Payments of Principal/Interest	Principal Balance of Note	Name of Person Making the Notation

EXHIBIT M

SUMMARY OF TERMS AND CONDITIONS

OF THE SECOND LIEN INTERCREDITOR AGREEMENT

Capitalized terms not otherwise defined herein have the same meanings as specified therefor in the Credit Agreement to which this Exhibit M is attached.

SECOND LIEN DEBT:	Indebtedness permitted pursuant to the terms of the Credit Agreement to be secured by a junior Lien on all or any portion of the Collateral.

FINANCING DOCUMENTS:	Definitive documentation in respect of the First Lien Obligations (the “First Lien Credit Documents”) and definitive documentation in respect of the Second Lien Obligations (each, a “Second Lien Credit Documents”).

FIRST LIEN PARTIES:	The Secured Parties as referred to and defined in the Credit Agreement or, if applicable, any Pari Passu Intercreditor Agreement.

SECOND LIEN PARTIES:	The agents, issuing banks, trustees and lenders under the Second Lien Credit Documents that are entitled to the benefit of a second Lien on the Collateral.

SECURED PARTIES:	The First Lien Parties and the Second Lien Parties.

FIRST LIEN OBLIGATIONS:	All obligations of every nature of the Borrower and the Guarantors (collectively, the “Loan Parties”) owed to the First Lien Parties under the First Lien Credit Documents (including any post-petition interest, whether or not allowed or allowable in any proceeding under any Debtor Relief Law).

SECOND LIEN OBLIGATIONS:	All obligations of every nature of the Loan Parties from time to time owed to the Second Lien Parties under the Second Lien Credit Documents.

PRIORITY OF LIENS; REMEDIES:	Until the Discharge of First Lien Obligations has occurred:

(a) The liens securing the Second Lien Obligations shall be junior and subordinated in all respects to the liens securing the First Lien Obligations;

(b) The Second Lien Parties shall have no right to exercise rights or remedies with respect to the Collateral, institute any action with respect to the Collateral, take or receive any Collateral or any proceeds thereof or object to the exercise by the First Lien Parties of any rights or remedies with respect to the Collateral; provided that the Second Lien Parties may exercise rights and remedies with respect to the Collateral if the First Lien Parties have not commenced the exercise of rights and remedies with respect to the Collateral within a standstill period to be agreed (but in any event, not less than 180 days); and

(c) The First Lien Parties shall control all decisions related to the exercise of remedies under the First Lien Credit Documents without any consultation with, or the consent of, any of the Second Lien Parties.

PROHIBITION ON CONTESTING LIENS:	No Secured Party will contest, or support any other person in contesting the priority, validity or enforceability of a lien held by or on behalf of any of the First Lien Parties or the Second Lien Parties.

NO NEW LIENS/SIMILAR LIENS:	No Loan Party shall grant or permit any additional liens on any asset to secure the Second Lien Obligations unless it has granted a first priority lien on such assets to secure the First Lien Obligations (except, in certain cases, with respect to Permitted Other Debt that is secured by a first lien on only a portion of the Collateral).

APPLICATION OF PROCEEDS/TURN-OVER:	The proceeds of any liquidation, foreclosure or similar action related to the Collateral will be applied in the following order of priority:

(a) First, to pay agent and issuing bank fees, expenses and indemnities;

(b) Second, on a pro rata basis, to pay the First Lien Obligations in accordance with the terms of the First Lien Intercreditor Agreement;

(c) Third, on a pro rata basis, to pay Second Lien Obligations; and

(d) Fourth, to the Borrower or as a court of competent jurisdiction may direct.

Until the Discharge of First Lien Obligations (as defined below), any Collateral or proceeds thereof received by any Second Lien Party shall be segregated and held in trust and shall be paid over to the Collateral Agent for the benefit of the First Lien Parties in the same form as received, with any necessary endorsement.

“Discharge of First Lien Obligations” means the payment in full in cash of all First Lien Obligations.

RELEASES:	In the event that the First Lien Parties release their liens on all or any portion of the Collateral or any Guarantor from its obligations under its guaranty of the First Lien Obligations, the comparable lien or guaranty, if any, in respect of the Second Lien Obligations shall be automatically released.

RIGHTS AS UNSECURED CREDITORS:	The Second Lien Secured Parties may exercise rights and remedies as unsecured creditors against the Loan Parties in accordance with the terms of the applicable Second Lien Credit Documents and applicable law and subject to the terms of the Second Lien Intercreditor Agreement.

AMENDMENTS:	The First Lien Credit Documents may be amended, refinanced etc. without the consent of any Second Lien Party. Any amendments, modifications or waivers of the Second Lien Intercreditor Agreement must be signed in writing by each party thereto.

BANKRUPTCY:	In connection with any proceeding under any Debtor Relief Laws with respect to any Loan Party:

	•	Filing of Motions: The Second Lien Parties shall not file any motion, take any position in any proceeding, or take any other action in respect of the Collateral (except filing of a proof of claim) (including any motion seeking relief from the automatic stay).

	•	DIP Financing: If the First Lien Parties desire to permit the sale or use of any collateral, or to permit any Loan Party to obtain debtor-in-possession financing (a “DIP Financing”), then the Second Lien Parties shall: (a) be deemed to accept and won’t object or support any objection to, such sale or use or any such DIP Financing, (b) not request or accept any form of adequate protection or any other relief in connection therewith except as set forth below and (c) subordinate its Liens to such DIP Financing, any adequate protection provided to the First Lien Parties and any “carve-out” for fees agreed to by the Collateral Agent.

	•	Sales: None of the Second Lien Parties shall oppose any sale that is supported by the Collateral Agent, and the Second Lien Parties will be deemed to have consented to any such sale and to have released their Liens in such assets.

	•	Adequate Protection: No Second Lien Party shall contest (a) any request by the First Lien Parties for adequate protection or (b) any objection by the First Lien Parties to any motion, etc. based on the First Lien Parties claiming a lack of adequate protection or (c) the payment of interest, fees, expenses or other amounts to the Collateral Agent or any other First Lien Party. However, (i) if the First Lien Parties are granted adequate protection in the form of additional collateral in connection with any DIP Financing, then the Second Lien Parties may seek adequate protection in the form of a lien on such additional collateral (subordinated to the liens securing the First Lien Obligations and such DIP Financing), (ii) in the event the any Second Lien Party is granted adequate protection in the form of additional collateral, then the First Lien Parties shall have a senior Lien and claim on such additional collateral and (iii) in the event the First Lien Party is granted adequate protection in the form of a superpriority claim, then the Second Lien Parties may seek adequate protection in the form of a junior superpriority claim, subordinated to the superpriority claim granted to the First Lien Parties.

	•	Avoidance Issues: If any First Lien Party is required to disgorge or otherwise pay any amount to the estate of any Loan Party for any reason (a “Recovery”), then the First Lien Obligations shall be reinstated to the extent of such Recovery and the Discharge of the First Lien Obligations shall be deemed not to have occurred.

	•	Separate Grants of Security and Classifications: The grants of Liens pursuant to the First Lien Documents and the Second Lien Credit Documents constitute two separate and distinct grants of Liens. If it is held that the claims constitute only one secured claim, then all distributions shall be made as if there were separate classes of secured claims. The First Lien Parties and the Second Lien Parties shall be entitled to vote as a separate class on any plan of reorganization.

	•	Post -Petition Interest: The Second Lien Parties shall not oppose or challenge any claim of the First Lien Parties for post-petition interest, fees or expenses.

	•	No Waiver by First Lien Parties: No First Lien Party shall be prohibited from objecting to any action taken by the Second Lien Parties (or any agent on their behalf).

	•	Plan of Reorganization. No Second Lien Party shall support or vote in favor of any plan of reorganization unless such plan (a) pays off, in cash in full, all First Lien Obligations or (b) is accepted by the required First Lien Parties.

PURCHASE OPTION:	Upon acceleration, bankruptcy or commencement of enforcement proceedings, the Second Lien Parties shall have a one-time right to purchase, within 30 days of such event, at par plus any prepayment premiums, the First Lien Obligations.

GOVERNING LAW:	The State of New York.

[FORM OF]

FIRST LIEN INTERCREDITOR AGREEMENT

dated as of

[    ]

among

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Collateral Agent,

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Authorized Representative under the Credit Agreement,

[    ],

as the Initial Other Authorized Representative,

and

each additional Authorized Representative from time to time party hereto

-i-

-ii-

FIRST LIEN INTERCREDITOR AGREEMENT

This FIRST LIEN INTERCREDITOR AGREEMENT (as amended, restated, modified or supplemented from time to time, this “Agreement”) is entered into as of [    ], by and among WEST CORPORATION, a Delaware corporation (the “Borrower”), WACHOVIA BANK, NATIONAL ASSOCIATION, as collateral agent for the First Lien Secured Parties (in such capacity and together with its successors in such capacity, the “Collateral Agent”), WACHOVIA BANK, NATIONAL ASSOCIATION, as Authorized Representative for the Credit Agreement Secured Parties (in such capacity and together with its successors in such capacity, the “Administrative Agent”), [    ], as Authorized Representative for the Initial Other First Lien Secured Parties (in such capacity and together with its successors in such capacity, the “Initial Other Authorized Representative”), and each additional Authorized Representative from time to time party hereto for the Other First Lien Secured Parties of the Series with respect to which it is acting in such capacity.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Collateral Agent, the Administrative Agent (for itself and on behalf of the Credit Agreement Secured Parties), the Initial Other Authorized Representative (for itself and on behalf of the Initial Other First Lien Secured Parties) and each additional Authorized Representative (for itself and on behalf of the Other First Lien Secured Parties of the applicable Series) agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Defined Terms; Construction.

(a) Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(b) As used in this Agreement, the following terms have the meanings specified below:

“Administrative Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Applicable Authorized Representative” means, with respect to any Shared Collateral, (i) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Administrative Agent, and (ii) from and after the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative.

“Authorized Representative” means (i) in the case of any Credit Agreement Obligations or the Credit Agreement Secured Parties, the Administrative Agent, (ii) in the case of the Initial Other First Lien Obligations or the Initial Other First Lien Secured Parties, the Initial Other Authorized Representative, and (iii) in the case of any Series of Other First Lien Obligations or Other First Lien Secured Parties that become subject to this Agreement after the date hereof, the Authorized Representative named for such Series in the applicable Joinder Agreement.

“Bankruptcy Case” shall have the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended.

“Bankruptcy Law” shall mean the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Collateral” means all assets and properties subject to Liens created pursuant to any First Lien Security Document to secure one or more Series of First Lien Obligations.

“Collateral Agent” shall have the meaning assigned to such term in the introductory paragraph hereof.

“Controlling Secured Parties” means, with respect to any Shared Collateral, the Series of First Lien Secured Parties whose Authorized Representative is the Applicable Authorized Representative for such Shared Collateral.

“Credit Agreement” means that certain Credit Agreement, dated as of October 24, 2006 (as previously amended and as may be further amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time), among West Corporation, the lending institutions from time to time parties thereto, the Administrative Agent (as successor to Lehman Commercial Paper Inc.) and the other parties thereto.

“Credit Agreement Obligations” means the “Obligations” as defined in the Credit Agreement.

“Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Credit Agreement.

“DIP Financing” shall have the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” shall have the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” shall have the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Shared Collateral and any Series of First Lien Obligations, the date on which such Series of First Lien Obligations is no longer secured by such Shared Collateral. The term “Discharged” shall have a corresponding meaning.

“Discharge of Credit Agreement Obligations” means, with respect to any Shared Collateral, the Discharge of the Credit Agreement Obligations with respect to such Shared Collateral; provided that the Discharge of Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such Credit Agreement Obligations with additional First Lien Obligations secured by such Shared Collateral under an Other First Lien Agreement which has been designated in writing by the Administrative Agent (under the Credit Agreement so Refinanced) to the Collateral Agent and each other Authorized Representative as the “Credit Agreement” for purposes of this Agreement.

“Event of Default” shall have the meaning set forth in the Credit Agreement.

“First Lien Obligations” means, collectively, (i) the Credit Agreement Obligations and (ii) each Series of Other First Lien Obligations.

“First Lien Secured Parties” means (a) the Credit Agreement Secured Parties and (ii) the Other First Lien Secured Parties with respect to each Series of Other First Lien Obligations.

“First Lien Security Documents” means the Collateral Documents and each other agreement entered into in favor of the Collateral Agent for purposes of securing any Series of First Lien Obligations.

“Grantors” means the Borrower and each Subsidiary or direct or indirect parent Borrower of the Borrower which has granted a security interest pursuant to any First Lien Security Document to secure any Series of First Lien Obligations.

“Impairment” shall have the meaning assigned to such term in Section 1.01(d).

“Interest Expenses” means all interest, commitment fees, letter of credit fees, participation fees, maintenance fees and breakage costs in respect of outstanding First Lien Obligations.

“Initial Other Authorized Representative” shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

“Initial Other First Lien Agreement” means that certain [Indenture] dated as of [    ], among the Borrower, the Subsidiaries identified therein and [    ], as [trustee].

“Initial Other First Lien Obligations” means the Other First Lien Obligations pursuant to the Initial Other First Lien Agreement.

“Initial Other First Lien Secured Parties” means the holders of any Initial Other First Lien Obligations and the Initial Other Authorized Representative.

“Insolvency or Liquidation Proceeding” means:

(a) any case commenced by or against the Borrower or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Borrower or any other Grantor or any similar case or proceeding relative to the Borrower or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(b) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Borrower or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(c) any other proceeding of any type or nature in which substantially all claims of creditors of the Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” shall have the meaning assigned to such term in Section 2.01(a).

“Joinder Agreement” means a Joinder Agreement substantially in the form attached hereto as Exhibit A.

“Major Non-Controlling Authorized Representative” means, with respect to any Shared Collateral, the Authorized Representative of the Series of Other First Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of First Lien Obligations with respect to such Shared Collateral.

“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Authorized Representative” means, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral.

“Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non-Controlling Authorized Representative, the date which is 180 days (throughout which 180 day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (a) an Event of Default (under and as defined in the Other First Lien Agreement under which such Non-Controlling Authorized Representative is the Authorized Representative) and (b) the Collateral Agent’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (i) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that an Event of Default (under and as defined in the Other First Lien Agreement under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (ii) the First Lien Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Other First Lien Agreement; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (A) at any time the Administrative Agent or the Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (B) at any time the Grantor that has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the First Lien Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.

“Other First Lien Agreement” means any indenture or other agreement evidencing the Other First Lien Obligations (including the Initial Other First Lien Agreement).

“Other First Lien Obligations” means any Indebtedness or other obligations (other than Credit Agreement Obligations but including the Initial Other First Lien Obligations) incurred by the Borrower or any of its Subsidiaries and secured by a first lien on all or a portion of the Collateral, provided that the holder of such Indebtedness or other obligations (or the agent, trustee or representative acting on behalf of the holder of such Indebtedness or other obligation) shall either be a party hereto or shall have executed and delivered to the Collateral Agent a Joinder Agreement pursuant to which such holder (or such agent, trustee or representative acting on behalf of such holder) has become a party to this Agreement and has agreed to be bound by the obligations of a “First Lien Secured Party” under the terms of this Agreement.

“Other First Lien Secured Party” means the holders of any Other First Lien Obligations and any Authorized Representative with respect thereto and shall include the Initial Other First Lien Secured Parties.

“Possessory Collateral” means any Shared Collateral in the possession of the Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction or otherwise. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of the Collateral Agent under the terms of the First Lien Security Documents. All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meanings assigned to them in the New York UCC.

“Proceeds” shall have the meaning assigned to such term in Section 2.01(a).

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Secured Credit Document” means (i) the Credit Agreement and the Loan Documents (as defined in the Credit Agreement), (ii) the Initial Other First Lien Agreement and (iii) each Other First Lien Agreement.

“Series” means (a) with respect to the First Lien Secured Parties, each of (i) the Credit Agreement Secured Parties (in their capacities as such), (ii) the Initial Other First Lien Secured Parties (in their capacity as such) and (iii) the Other First Lien Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Other First Lien Secured Parties), and (b) with respect to any First Lien Obligations, each of (i) the Credit Agreement Obligations, (ii) the Initial Other First Lien Obligations and (iii) the Other First Lien Obligations incurred pursuant to any Other First Lien Agreement, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Other First Lien Obligations).

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of First Lien Obligations (or their respective Authorized Representatives or the Collateral Agent on behalf of such holders) hold a valid and perfected security interest or Lien at such time. If more than two Series of First Lien Obligations are outstanding at any time and the holders of less than all Series of First Lien Obligations hold a valid and perfected security interest or Lien in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of First Lien Obligations that hold a valid security interest or Lien in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest or Lien in such Collateral at such time.

(c) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and (vi) the term “or” is not exclusive.

(d) It is the intention of the First Lien Secured Parties of each Series that the holders of First Lien Obligations of such Series (and not the First Lien Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the First Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First Lien Obligations), (y) any of the First Lien Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of First Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of First Lien Obligations) on a basis ranking prior to the security interest of such Series of

First Lien Obligations but junior to the security interest of any other Series of First Lien Obligations or (ii) the existence of any Collateral for any other Series of First Lien Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of First Lien Obligations, an “Impairment” of such Series); provided that the existence of a maximum claim with respect to any limitation on the amount that is permitted to be secured without equally and ratably securing the Indebtedness which applies to all First Lien Obligations shall not be deemed to be an Impairment of any Series of First Lien Obligations. In the event of any Impairment with respect to any Series of First Lien Obligations, the results of such Impairment shall be borne solely by the holders of such Series of First Lien Obligations, and the rights of the holders of such Series of First Lien Obligations (including, without limitation, the right to receive distributions in respect of such Series of First Lien Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such First Lien Obligations subject to such Impairment. Additionally, in the event the First Lien Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such First Lien Obligations or the Secured Credit Documents governing such First Lien Obligations shall refer to such obligations or such documents as so modified.

ARTICLE II

PRIORITIES AND AGREEMENTS WITH RESPECT TO SHARED COLLATERAL

SECTION 2.01 Priority and Payment of Claims.

(a) Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.01(d)), if an Event of Default has occurred and is continuing, and the Collateral Agent is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Bankruptcy Case of any Grantor or any First Lien Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Collateral by any First Lien Secured Party or received by the Collateral Agent or any First Lien Secured Party pursuant to any such intercreditor agreement with respect to such Shared Collateral and proceeds of any such distribution (subject, in the case of any such distribution, to the sentence immediately following) to which the First Lien Obligations are entitled under any intercreditor agreement (other than this Agreement) (all proceeds of any sale, collection or other liquidation of any Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied by the Collateral Agent in the order specified in clause (d) of this Section 2.01. Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a First Lien Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of First Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of First Lien Obligations (such third party an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of First Lien Obligations with respect to which such Impairment exists.

(b) It is acknowledged that the First Lien Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the First Lien Secured Parties of any Series.

(c) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of First Lien Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the First Lien Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.01(b)), each First Lien Secured Party hereby agrees that the Liens securing each Series of First Lien Obligations on any Shared Collateral shall be of equal priority.

(d) Regardless of any Insolvency or Liquidation Proceeding that has been commenced by or against the Borrower or any other Loan Party, Collateral or any proceeds thereof received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies under the First Lien Security Documents by the Collateral Agent shall be applied in the following order (it being agreed that the Collateral Agent shall apply such amounts in the following order as promptly as is reasonably practicable after the receipt thereof):

(i) first, on a pro rata basis, to the payment of all amounts due to the Collateral Agent, any Authorized Representative, and any letter of credit issuer (in such capacities) (other than amounts constituting Interest Expenses) under the Credit Agreement or any Other First Lien Agreement, excluding in the case of any letter of credit issuer, amounts payable in connection with any unreimbursed amount under any Letter of Credit;

(ii) second, on a pro rata basis to any First Lien Secured Party that has theretofore advanced or paid any fees to the Collateral Agent or any Authorized Representative or any letter of credit issuer, other than any amounts covered by priority first, an amount equal to the amount thereof so advanced or paid by such First Lien Secured Party and for which such First Lien Secured Party has not been previously reimbursed;

(iii) third, on a pro rata basis, to the payment of, without duplication, (A) all principal and other amounts then due and payable in respect of the First Lien Obligations (including cash collateralization of all outstanding letters of credit as required under the Credit Agreement or any other applicable First Lien Agreement) and (b) the payment of all amounts owing to the Hedge Banks; and

(iv) last, the balance, if any, after all of the First Lien Obligations have been indefeasibly paid in full in cash, to the Loan Parties or as otherwise required by applicable law.

SECTION 2.02 Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.

(a) With respect to any Shared Collateral, (i) notwithstanding Section 2.01, only the Collateral Agent shall act or refrain from acting with respect to the Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), and then only on the instructions of the Applicable Authorized Representative, (ii) the Collateral Agent shall not follow any instructions with respect to such Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Authorized Representative (or any other First Lien Secured Party other than the Applicable Authorized Representative) and (iii) no Non-Controlling Authorized Representative or other First Lien Secured Party (other than the Applicable Authorized Representative) shall or shall instruct the Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any First Lien Security Document, applicable law or otherwise, it being agreed that only the Collateral Agent, acting on the instructions of the Applicable Authorized Representative and in accordance with the applicable First Lien Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral. Notwithstanding the equal priority of the Liens, the Collateral Agent (acting on the instructions of the Applicable Authorized Representative) may deal with the Shared Collateral as if such Applicable Authorized Representative had a senior Lien on such Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Collateral Agent, the Applicable Authorized Representative or the Controlling Secured Party or any other exercise by the Collateral Agent, the Applicable Authorized Representative or the Controlling Secured Party of any rights and remedies relating to the Shared Collateral, or to cause the Collateral Agent to do so. The foregoing shall not be construed to limit the rights and priorities of any First Lien Secured Party, Collateral Agent or any Authorized Representative with respect to any Collateral not constituting Shared Collateral.

(b) Each of the Authorized Representatives agrees that it will not accept any Lien on any Collateral for the benefit of any Series of First Lien Obligations (other than funds deposited for the discharge or defeasance of any Other First Lien Agreement) other than pursuant to the First Lien Security Documents, and by executing this Agreement (or a Joinder Agreement), each Authorized Representative and the Series of First Lien Secured Parties for which it is acting hereunder agree to be bound by the provisions of this Agreement and the other First Lien Security Documents applicable to it.

(c) Each of the First Lien Secured Parties agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the First Lien Secured Parties in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair (i) the rights of any of the Collateral Agent or any Authorized Representative to enforce this Agreement or (ii) the rights of any First Lien Secured Party from contesting or supporting any other Person in contesting the enforceability of any Lien purporting to secure First Lien Obligations constituting unmatured interest pursuant to Section 502(b)(2) of the Bankruptcy Code.

SECTION 2.03 No Interference; Payment Over.

(a) Each First Lien Secured Party agrees that (i) it will not challenge or question in any proceeding the validity or enforceability of any First Lien Obligations of any Series or any First Lien Security Document or the validity, attachment, perfection or priority of any Lien under any First Lien Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any First Lien Secured Party from challenging or questioning the validity or enforceability of any First Lien Obligations constituting unmatured interest or the validity of any Lien relating thereto pursuant to Section 502(b)(2) of the Bankruptcy Code; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Collateral Agent, (iii) except as provided in Section 2.02, it shall have no right to (A) direct the Collateral Agent or any other First Lien Secured Party to exercise any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Collateral Agent or any other First Lien Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Collateral Agent or any other First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Collateral Agent, any Applicable Authorized Representative or any other First Lien Secured Party shall be liable for any action taken or omitted to be taken by the Collateral Agent, such Applicable Authorized Representative or other First Lien Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Collateral Agent or any other First Lien Secured Party to enforce this Agreement.

(b) Each First Lien Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any First Lien Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each of the First Lien Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other First Lien Secured Parties and promptly transfer such Shared Collateral, proceeds or payment, as the case may be, to the Collateral Agent, to be distributed by the Collateral Agent in accordance with the provisions of Section 2.01 hereof.

SECTION 2.04 Automatic Release of Liens; Amendments to First Lien Security Documents.

(a) If, at any time any Shared Collateral is transferred to a third party or otherwise disposed of, in each case, in connection with any enforcement by the Collateral Agent in accordance with the provisions of this Agreement, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the Collateral Agent for the benefit of each Series of First Lien Secured Parties upon such Shared Collateral will automatically be released and discharged upon final conclusion of foreclosure proceeding; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01 hereof.

(b) Each First Lien Secured Party agrees that the Collateral Agent may enter into any amendment (and, upon request by the Collateral Agent, each Authorized Representative shall sign a consent to such amendment) to any First Lien Security Document (including, without limitation, to release Liens securing any Series of First Lien Obligations) so long as such amendment, subject to clause (d) below, is permitted by the terms of each then extant Secured Credit Document. Additionally, each First Lien Secured Party agrees that the Collateral Agent may enter into any amendment (and, upon request by the Collateral Agent, each Authorized Representative shall sign a consent to such amendment) to any First Lien Security Document solely as such First Lien Security Document relates to a particular Series of First Lien Obligations (including, without limitation, to release Liens securing such Series of First Lien Obligations) so long as (i) such amendment is in accordance with the Secured Credit Document pursuant to which such Series of First Lien Obligations was incurred and (ii) such amendment does not adversely affect the First Lien Secured Parties of any other Series.

(c) Each Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Collateral Agent to evidence and confirm any release of Shared Collateral or amendment to any First Lien Security Document provided for in this Section.

(d) In determining whether an amendment to any First Lien Security Document is permitted by this Section 2.04, the Collateral Agent may conclusively rely on a certificate of an officer of the Borrower stating that such amendment is permitted by Section 2.04(b) above.

SECTION 2.05 Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.

(a) This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against the Borrower or any of its subsidiaries.

(b) If any Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, each First Lien Secured Party (other than any Controlling Secured Party or any Authorized Representative of any Controlling Secured Party) agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless a majority in interest of the holders of loans or notes, as applicable, of a Controlling Secured Party (or such greater amount as is necessary to take action under the applicable Secured Credit Document), or an Authorized Representative of any Controlling Secured Party (provided that the Authorized Representative may not oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral if directed not to by a majority in interest of the holders of the loans or notes, as applicable, of a Controlling Secured Party (or such greater amount as is necessary to take action under the applicable Secured Credit Document)), shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any First Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the First Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the First Lien Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other First Lien Secured Parties (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the First Lien Secured Parties of each Series are granted Liens on any additional collateral pledged to any First Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-a-vis the First Lien Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the First Lien Obligations, such amount is applied pursuant to Section 2.01(a) of this Agreement, and (D) if any First Lien Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection is applied pursuant to Section 2.01(a) of this Agreement; provided that the First Lien Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First Lien Secured Parties of such Series or its Authorized Representative that shall not constitute Shared Collateral; and provided, further, that the First Lien Secured Parties receiving adequate protection shall not object to any other First Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such First Lien Secured Parties in connection with a DIP Financing or use of cash collateral.

SECTION 2.06 Reinstatement. In the event that any of the First Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under Title 11 of the United Stated Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such First Lien Obligations shall again have been paid in full in cash.

SECTION 2.07 Insurance. As between the First Lien Secured Parties, the Collateral Agent, acting at the direction of the Applicable Authorized Representative, shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

SECTION 2.08 Refinancings. The First Lien Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any Secured Credit Document) of any First Lien Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness shall be a party hereto or shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

SECTION 2.09 Possessory Collateral Agent as Gratuitous Bailee for Perfection.

(a) The Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other First Lien Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09. Pending delivery to the Collateral Agent, each other Authorized Representative agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other First Lien Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09.

(b) The duties or responsibilities of the Collateral Agent and each other Authorized Representative under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other First Lien Secured Party for purposes of perfecting the Lien held by such First Lien Secured Parties therein.

ARTICLE III

EXISTENCE AND AMOUNT OF LIENS AND OBLIGATIONS

Whenever the Collateral Agent or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First Lien Obligations of any Series, or the Shared Collateral subject to any Lien securing the First Lien Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if an Authorized Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent or Authorized Representative shall be entitled to make any such determination or not make any determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Borrower. The Collateral Agent and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any First Lien Secured Party or any other person as a result of such determination.

ARTICLE IV

THE COLLATERAL AGENT

SECTION 4.01 Appointment and Authority.

(a) Each of the First Lien Secured Parties hereby irrevocably appoints Wachovia Bank, National Association to act on its behalf as the Collateral Agent hereunder and under each of the other First Lien Security Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any Grantor to secure any of the First Lien Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 4.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under any of the First Lien Security Documents, or for exercising any rights and remedies thereunder at the direction of the Applicable Authorized Representative, shall be entitled to the benefits of all provisions of this Article IV and Article IX of the Credit Agreement and any equivalent provision of any Other First Lien Agreement (as though such co-agents, sub-agents and attorneys-in-fact were the “Collateral Agent” under the First Lien Security Documents) as if set forth in full herein with respect thereto.

(b) Each Non-Controlling Secured Party acknowledges and agrees that the Collateral Agent shall be entitled, for the benefit of the First Lien Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the First Lien Security Documents, without regard to any rights to which the holders of the Non-Controlling Secured Obligations would otherwise be entitled as a result of such Non-Controlling Secured Obligations. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Collateral Agent, the Applicable Authorized Representative or any other First Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the First Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any First Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the First Lien Secured Parties waives any claim it may now or hereafter have against the Collateral Agent or the Authorized Representative of any other Series of First Lien Obligations or any other First Lien Secured Party of any other Series arising out of (i) any actions which the Collateral Agent, any Authorized Representative or any First Lien Secured Party takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First Lien Obligations from any account debtor, guarantor or any other party) in accordance with the First Lien Security Documents or any other agreement related thereto or to the collection of the First Lien Obligations or the valuation, use, protection or release of any security for the First Lien Obligations, (ii) any election by any Applicable Authorized Representative or any holders of First Lien Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code by, the Borrower or any of its subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Collateral Agent shall not accept any Shared Collateral in full or partial satisfaction of any First Lien Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Authorized Representative representing holders of First Lien Obligations for whom such Collateral constitutes Shared Collateral.

(c) Whether or not the transactions contemplated hereby are consummated, the First Lien Secured Parties shall indemnify upon demand the Collateral Agent and each of its Agent-Related Persons (to the extent not reimbursed by or on behalf of any Grantor and without limiting the obligation of any Grantor to do so), pro rata, and hold harmless each such Agent-Related Person from and against any and all liabilities incurred by it in connection with the performance of its duties under this Agreement and any Collateral Document such First Lien Secured Parties benefit from; provided that no First Lien Secured Party shall be liable for the payment to any Agent-Related Person of any portion of such indemnified liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Applicable Authorized Representative shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. In the case of any investigation, litigation or proceeding giving rise to any indemnified liabilities, this applies whether any such investigation, litigation or proceeding is brought by any First Lien Secured Party or any other Person. Without limitation of the foregoing, each First Lien Secured Party shall reimburse the Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney costs) incurred by the Collateral Agent, as the case may be, in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Secured Credit Document, or any document contemplated by or referred to herein, to the extent that the Collateral Agent is not reimbursed for such expenses by or on behalf of the Grantors. The undertaking in this Section shall survive termination of this Agreement and the resignation of the Collateral Agent.

SECTION 4.02 Rights as a First Lien Secured Party. The Person serving as the Collateral Agent hereunder shall have the same rights and powers in its capacity as a First Lien Secured Party under any Series of First Lien Obligations that it holds as any other First Lien Secured Party of such Series and may exercise the same as though it were not the Collateral Agent and the term “First Lien Secured Party” or “First Lien Secured Parties” or (as applicable) “Credit Agreement Secured Party”, “Credit Agreement Secured Parties”, “Other First Lien Secured Party” or “Other First Lien Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Collateral Agent hereunder and without any duty to account therefor to any other First Lien Secured Party.

SECTION 4.03 Exculpatory Provisions.

(a) The Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other First Lien Security Documents. Without limiting the generality of the foregoing, the Collateral Agent:

(i) shall not be subject to any fiduciary or other implied duties of any kind or nature to any Person, regardless of whether an Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other First Lien Security Documents that the Collateral Agent is required to exercise as directed in writing by the Applicable Authorized Representative; provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any First Lien Security Document or applicable law;

(iii) shall not, except as expressly set forth herein and in the other First Lien Security Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Collateral Agent or any of its Affiliates in any capacity;

(iv) shall not be liable for any action taken or not taken by it (A) with the consent or at the request of the Applicable Authorized Representative or (B) in the absence of its own gross negligence or willful misconduct (as determined in the final judgment of a court of competent jurisdiction) or (C) in reliance on a certificate of an authorized officer of the Borrower stating that such action is permitted by the terms of this Agreement. The Collateral Agent shall be deemed not to have knowledge of any Event of Default under any Series of First Lien Obligations unless and until notice describing such Event Default is given to the Collateral Agent by the Authorized Representative of such First Lien Obligations or the Borrower;

(v) shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with this Agreement or any other First Lien Security Document, (B) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (D) the validity, enforceability, effectiveness or genuineness of this Agreement, any other First Lien Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the First Lien Security Documents, (E) the value or the sufficiency of any Collateral for any Series of First Lien Obligations, (F) the properties, books or records of any Loan Party or any Affiliate thereof, or (G) the satisfaction of any condition set forth in any Secured Credit Document, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent;

(vi) shall not have any fiduciary duties or contractual obligations of any kind or nature under any Other First Lien Agreement (but shall be entitled to all protections provided to the Collateral Agent therein);

(vii) with respect to the Credit Agreement, any Other First Lien Agreement or any First Lien Security Document, may conclusively assume that the Grantors have complied with all of their obligations thereunder unless advised in writing by the Authorized Representative thereunder to the contrary specifically setting forth the alleged violation;

(viii) may conclusively rely on any certificate of an officer of the Borrower provided pursuant to Section 2.04(d); and

(ix) shall not, beyond the exercise of reasonable care in the custody thereof and is otherwise specifically set forth herein, have any duty as to any of the Collateral in its possession or control or in the possession or control of any sub-agent or a bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at an time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Collateral Agent shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier forwarding agency or other sub-agent or bailee selected by the Collateral Agent in good faith.

(b) Each Secured Party acknowledges that, in addition to acting as the initial Collateral Agent, Wachovia Bank, National Association also serves as Administrative Agent under the Credit Agreement and each First Lien Secured Party hereby waives any right to make any objection or claim against Wachovia Bank, National Association (or any successor Collateral Agent or any of their respective counsel) based on any alleged conflict of interest or breach of duties arising from the Collateral Agent also serving as the Administrative Agent.

SECTION 4.04 Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may include, but shall not be limited to counsel for the Borrower or counsel for the Administrative Agent), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Collateral Agent shall be fully justified in failing or refusing to take any action under any Secured Credit Document unless it shall first receive such advice or concurrence of the Applicable Authorized Representative or the majority or such other amount of the Controlling Secured Parties as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the First Lien Secured Parties against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Secured Credit Document in accordance with a request or consent of the Applicable Authorized Representative or the majority of the Controlling Secured Parties (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

SECTION 4.05 Delegation of Duties. The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other First Lien Security Document by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of the Collateral Agent and any such sub-agent. The Collateral Agent shall not be responsible for the negligence or misconduct of any sub-agent, Affiliate of the Collateral Agent or any sub-agent thereto that it selects in the absence of gross negligence or willful misconduct (as determined in the final judgment of a court of competent jurisdiction).

SECTION 4.06 Resignation of Collateral Agent. The Collateral Agent may at any time give notice of its resignation as Collateral Agent under this Agreement and the other First Lien Security Documents to each Authorized Representative and the Borrower. Upon receipt of any such notice of resignation, the Applicable Authorized Representative shall have the right (subject, unless an Event of Default relating to the commencement of an Insolvency or Liquidation Proceeding has occurred and is continuing, to the consent of the Borrower (not to be unreasonably withheld or delayed)), to appoint a successor, which shall be a bank or trust Borrower with an office in the United States, or an Affiliate of any such bank or trust Borrower with an office in the United States. If no such successor shall have been so appointed by the Applicable Authorized Representative and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the First Lien Secured Parties, appoint a successor Collateral Agent meeting the qualifications set forth above (but without the consent of any other First Lien Secured Party or the Borrower); provided that if the Collateral Agent shall notify the Borrower and each Authorized Representative that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the other First Lien Security Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the First Lien Secured Parties under any of the First Lien Security Documents, the retiring Collateral Agent shall continue to hold such collateral security solely for purposes of maintaining the perfection of the security interests of the First Lien Secured Parties therein until such time as a successor Collateral Agent is appointed but with no obligation to take any further action at the request of the Applicable Authorized Representative, any other First Lien Secured Parties or any Grantor) and (b) all payments, communications and determinations provided to be made by, to or through the Collateral Agent shall instead be made by or to each Authorized Representative directly, until such time as the Applicable Authorized Representative appoints a successor Collateral Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Collateral Agent hereunder and under the First Lien Security Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, and the retiring Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other First Lien Security Documents (if not already discharged therefrom as provided above in this Section). After the retiring Collateral Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and any equivalent provision of the Credit Agreement and any Other First Lien Agreement shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent. Upon any notice of resignation of the Collateral Agent hereunder and under the other First Lien Security Documents, the Borrower agrees to use commercially reasonable efforts to transfer (and maintain the validity and priority of) the Liens in favor of the retiring Collateral Agent under the First Lien Security Documents to the successor Collateral Agent as promptly as practicable.

SECTION 4.07 Non-Reliance on Collateral Agent and Other First Lien Secured Parties. Each First Lien Secured Party acknowledges that it has, independently and without reliance upon the Collateral Agent, any Authorized Representative or any other First Lien Secured Party or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Secured Credit Documents. Each First Lien Secured Party also acknowledges that it will, independently and without reliance upon the Collateral Agent, any Authorized Representative or any other First Lien Secured Party or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Secured Credit Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 4.08 Collateral and Guaranty Matters. Each of the First Lien Secured Parties irrevocably authorizes the Collateral Agent, at its option and in its discretion:

(a) to release any Lien on any property granted to or held by the Collateral Agent under any First Lien Security Document in accordance with Section 2.04 or upon receipt of a written request from the Borrower stating that the releases of such Lien is permitted by the terms of each then extant Secured Credit Document;

(b) to release any Grantor from its obligations under the First Lien Security Documents upon receipt of a written request from the Borrower stating that such release is permitted by the terms of each then extant Secured Credit Document; and

(c) take any other action which it (or the Administrative Agent under the Credit Agreement) would be permitted to take in accordance with Section 9.10 or 9.11 of the Credit Agreement as in effect on the date hereof.

ARTICLE V

MISCELLANEOUS

SECTION 5.01 Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to the Borrower or any other Grantor:

(b) if to the Collateral Agent or the Administrative Agent, to it at:

(c) if to the Initial Other Authorized Representative, to it at:

(d) if to any additional Other Authorized Representative, to it at the address set forth in the applicable Joinder Agreement.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01. As agreed to in writing among the Collateral Agent and each Authorized Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 5.02 Waivers; Amendment; Joinder Agreements.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative and the Collateral Agent.

(c) Notwithstanding the foregoing, without the consent of any First Lien Secured Party, any Authorized Representative may become a party hereto by execution and delivery of a Joinder Agreement and upon such execution and delivery, such Authorized Representative and the Other First Lien Secured Parties and Other First Lien Obligations of the Series for which such Authorized Representative is acting shall be subject to the terms hereof and the terms of the other First Lien Security Documents applicable thereto.

SECTION 5.03 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other First Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 5.04 Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 5.05 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 5.06 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.07 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

SECTION 5.08 Submission to Jurisdiction; Waivers. The Collateral Agent and each Authorized Representative, on behalf of itself and the First Lien Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the First Lien Security Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the state and federal courts located in New York County and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address referred to in 5.01;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any First Lien Secured Party) to effect service of process in any other manner permitted by law; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.

SECTION 5.09 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.09.

SECTION 5.10 Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.11 Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other Secured Credit Documents or First Lien Security Documents, the provisions of this Agreement shall control.

SECTION 5.12 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Secured Parties in relation to one another. None of the Borrower, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.04, 2.05, 2.08, 2.09 or Article V) is intended to or will amend, waive or otherwise modify the provisions of the Credit Agreement or any Other First Lien Agreements), and none of the Borrower or Any other Grantor may rely on the terms hereof (other than Sections 2.04, 2.05, 2.08, 2.09 and Article V). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the First Lien Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 5.13 Integration. This Agreement together with the other Secured Credit Documents and the First Lien Security Documents represents the agreement of each of the Grantors and the First Lien Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, the Collateral Agent, any or any other First Lien Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents or the First Lien Security Documents.

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IN WITNESS WHEREOF, the parties hereto have caused this First Lien Intercreditor Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

WEST CORPORATION

By
Name:
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION

By
Name:
Title:

[ ]

By
Name:
Title:

[ ]

By
Name:
Title:

EXHIBIT A

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of [    ], is entered into by and among [    ], as an Additional First Lien Secured Party (as defined below), and acknowledged by WEST CORPORATION, a Delaware corporation (the “Borrower”), and WACHOVIA BANK, NATIONAL ASSOCIATION (“Wachovia”), in its capacity as Collateral Agent for the First Lien Secured Parties, under the Intercreditor Agreement (as defined below).

Reference is made to that certain Intercreditor Agreement (as amended, modified, restated or supplemented from time to time, the “Intercreditor Agreement”) dated as of [    ], by and among the Borrower, Wachovia and certain other Persons party thereto from time to time. Capitalized terms used herein without definition shall have the meaning assigned to them in the Intercreditor Agreement.

The Intercreditor Agreement requires that any holder of additional obligations that are designated as First Lien Obligations must become a party to the Intercreditor Agreement by executing and delivering this Joinder Agreement.

The undersigned is entering into this Joinder Agreement pursuant to the Intercreditor Agreement in order to become a First Lien Secured Party under the Intercreditor Agreement and the First Lien Security Documents, and to benefit from the Collateral under and in accordance with the terms of the Intercreditor Agreement and the First Lien Security Documents (an “Additional First Lien Secured Party”). The undersigned is [acting as trustee/agent/Administrative Agent/Collateral Agent for] [[a] Lender(s)] [an Additional First Lien Secured Party] under the [describe relevant agreement] (the “Additional Document”).

The Additional First Lien Secured Party hereby becomes a Secured Party as [describe capacity]. The Additional First Lien Secured Party hereby agrees for the benefit of the Collateral Agent and the Secured Parties as follows:

(a) The Additional First Lien Secured Party hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Additional First Lien Secured Party will be deemed to be a party to the Intercreditor Agreement, and, from and after the date hereof, shall have all of the obligations of [describe capacity] thereunder as if it had executed the Intercreditor Agreement.

(b) The Additional First Lien Secured Party hereby ratifies, as of the date hereof, and accedes to and agrees to be bound by, all of the terms, provisions and conditions applicable to a First Lien Secured Party and [describe additional capacity] contained in the Intercreditor Agreement and the other First Lien Security Documents.

(c) To the extent the Additional First Lien Secured Party is an agent or trustee for one or more First Lien Secured Parties, the Additional First Lien Secured Party acknowledges that it has the authority to bind such First Lien Secured Parties to the Intercreditor Agreement and such First Lien Secured Parties are hereby bound by the terms and conditions of the Intercreditor Agreement. The Additional First Lien Secured Party hereby agrees (on behalf of itself and any First Lien Secured Party claiming through it) to comply with the terms of the Intercreditor Agreement.

(d) The address of the Additional First Lien Secured Party for purposes of all notices and other communications is: [    ].

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

[ ]

By
Name:
Title:

WEST CORPORATION

By
Name:
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION

By
Name:
Title: